RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2002-S13 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-S13

       $ 1,248,863                 0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated October 24, 2002
                                       to
                        Prospectus dated August 26, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated October 24, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
500 - 519 .......................             1    $      321,104            0.67%    $   321,104        95.00%
560 - 579 .......................             2         1,015,535            2.12         507,767        74.21
620 - 639 .......................             2           856,746            1.78         428,373        75.10
640 - 659 .......................             3         1,123,098            2.34         374,366        73.95
660 - 679 .......................             3         1,322,003            2.75         440,668        68.99
680 - 699 .......................             5         2,095,603            4.36         419,121        74.20
700 - 719 .......................             4         1,546,044            3.22         386,511        66.50
720 - 739 ......................            10         3,296,554            6.87         329,655        65.71
740 - 759 .......................            17         7,233,739           15.07         425,514        65.95
760 - 779 .......................            28        13,037,227           27.16         465,615        64.10
780 - 799 .......................            17         7,142,497           14.88         420,147        56.92
800 or greater ..................            23         8,522,142           17.75         370,528        70.70
                                            ---    --------------          ------     -----------        -----
Subtotal with Credit Score ......           115    $   47,512,290           98.96%    $   413,150        66.11%
Not Available ...................             1           496,994            1.04         496,994        75.00
                                            ---    --------------          ------     -----------        -----
Total ...........................           116    $   48,009,285          100.00%    $   413,873        66.21%
                                            ===    ==============          ======


Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average Credit Score of the mortgage loans was approximately 755.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.625 - 5.749 ...................             1    $      359,639            0.75%    $   359,639           750        55.00%
5.875 - 5.999 ...................             2           652,648            1.36         326,324           745        67.49
6.000 - 6.124 ...................             1           193,803            0.40         193,803           729        44.00
6.125 - 6.249 ...................             8         4,593,240            9.57         574,155           784        58.58
6.250 - 6.374 ...................            22         8,792,146           18.31         399,643           751        68.81
6.375 - 6.499 ...................            38        15,092,978           31.44         397,184           754        69.08
6.500 - 6.624 ...................            26        12,644,160           26.34         486,314           758        61.53
6.625 - 6.749 ...................            12         3,817,693            7.95         318,141           735        75.06
6.750 - 6.874 ...................             4         1,270,956            2.65         317,739           752        72.79
6.875 - 6.999 ...................             1           436,622            0.91         436,622           678        50.00
7.000 - 7.124 ...................             1           155,399            0.32         155,399           731        68.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           116    $   48,009,285          100.00%    $   413,873           755        66.21%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 6.3856% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
100,001 - 200,000 ...............             8    $    1,171,408            2.44%    $   146,426           771        61.63%
200,001 - 300,000 ...............             9         2,162,767            4.50         240,307           744        62.72
300,001 - 400,000 ...............            49        16,442,728           34.25         335,566           761        69.67
400,001 - 500,000 ...............            18         8,060,114           16.79         447,784           735        72.16
500,001 - 600,000 ...............            17         9,104,871           18.96         535,581           737        68.99
600,001 - 700,000 ...............             5         3,168,092            6.60         633,618           783        67.82
700,001 - 800,000 ...............             5         3,359,684            7.00         671,937           751        63.60
800,001 - 900,000 ...............             2         1,656,088            3.45         828,044           782        43.93
900,001 - 1,000,000 .............             3         2,883,534            6.01         961,178           787        39.55
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           116    $   48,009,285          100.00%    $   413,873           755        66.21%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................            15    $    7,608,820           15.85%    $   507,255          773
50.01 - 55.00 ...................            11         4,502,437            9.38         409,312          773
55.01 - 60.00 ...................             6         2,340,679            4.88         390,113          752
60.01 - 65.00 ...................            11         4,152,402            8.65         377,491          753
65.01 - 70.00 ...................            19         8,045,679           16.76         423,457          752
70.01 - 75.00 ...................            15         6,184,684           12.88         412,312          757
75.01 - 80.00 ...................            35        13,807,592           28.76         394,503          750
85.01 - 90.00 ...................             3         1,045,888            2.18         348,629          709
90.01 - 95.00 ...................             1           321,104            0.67         321,104          512
                                            ---    --------------          ------     -----------          ---
Total ...........................           116    $   48,009,285          100.00%    $   413,873          755
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 66.21%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Arkansas ........................             1    $      631,179            1.31%    $   631,179           809        69.00%
Arizona .........................             2           951,953            1.98         475,976           768        72.33
California ......................            51        22,179,635           46.20         434,895           768        67.35
Colorado ........................             1           132,019            0.27         132,019           795        70.00
Connecticut .....................             2           578,153            1.20         289,076           733        63.89
District of Columbia ............             2           941,787            1.96         470,894           752        72.82
Florida .........................             3           943,823            1.97         314,608           722        74.76
Georgia .........................             1           148,506            0.31         148,506           803        55.00
Hawaii ..........................             1           624,800            1.30         624,800           806        67.00
Iowa ............................             1           387,550            0.81         387,550           770        88.00
Idaho ...........................             1           263,254            0.55         263,254           776        47.00
Kentucky ........................             1           470,111            0.98         470,111           740        80.00
Massachusetts ...................             3         1,176,938            2.45         392,313           686        65.39
Maryland ........................             5         1,946,024            4.05         389,205           749        71.67
Michigan ........................             4         1,784,316            3.72         446,079           769        58.97
Minnesota .......................             1           420,819            0.88         420,819           802        80.00
Mississippi .....................             1           436,622            0.91         436,622           678        50.00
North Carolina ..................             1           155,399            0.32         155,399           731        68.00
New Jersey ......................             6         3,162,386            6.59         527,064           750        51.16
Nevada ..........................             1           483,580            1.01         483,580           676        77.00
New York ........................             5         1,617,813            3.37         323,563           711        73.32
Ohio ............................             1           162,993            0.34         162,993           780        65.00
Oregon ..........................             1           339,583            0.71         339,583           658        90.00
South Carolina ..................             1           577,089            1.20         577,089           764        53.00
Tennessee .......................             1           326,048            0.68         326,048           787        80.00
Texas ...........................             4         1,372,673            2.86         343,168           711        73.22
Utah ............................             1           350,431            0.73         350,431           805        75.00
Virginia ........................             7         3,128,785            6.52         446,969           757        60.82
Washington ......................             6         2,315,018            4.82         385,836           723        57.31
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           116    $   48,009,285          100.00%    $   413,873           755        66.21%
                                            ===    ==============          ======


----------
         No more than 2.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 2.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.





                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Purchase ........................            33    $   13,749,619           28.64%    $   416,655           753        76.04%
Rate/Term Refinance .............            61        23,830,240           49.64         390,660           754        65.78
Equity Refinance ................            22        10,429,426           21.72         474,065           759        54.21
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           116    $   48,009,285          100.00%    $   413,873           755        66.21%
                                            ===    ==============          ======


                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation ..............            84    $   36,631,441           76.30%    $   436,089           754        67.63%
Reduced Documentation ...........            32        11,377,844           23.70         355,558           758        61.63
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           116    $   48,009,285          100.00%    $   413,873           755        66.21%
                                            ===    ==============          ======


         No more than 42.8% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 7.2% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ...............           115    $   47,746,031           99.45%    $   415,183           755        66.31%
Second/Vacation .................             1           263,254            0.55         263,254           776        47.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           116    $   48,009,285          100.00%    $   413,873           755        66.21%
                                            ===    ==============          ======





                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Single Family Detached ..........            89    $   36,741,140           76.53%    $   412,822           755        65.45%
Planned Unit Developments .......            21         9,280,266           19.33         441,917           760        66.96
(detached)
Condo Low-Rise (less than 5 .....             3           892,232            1.86         297,411           763        82.59
(stories)
Planned Unit Developments .......             2           767,384            1.60         383,692           709        74.78
(attached)
Townhouse .......................             1           328,263            0.68         328,263           704        65.00
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           116    $   48,009,285          100.00%    $   413,873           755        66.21%
                                            ===    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.345 ...........................             1    $      359,639            0.75%    $   359,639           750        55.00%
5.595 ...........................             1           324,385            0.68         324,385           786        70.00
5.710 ...........................             1           328,263            0.68         328,263           704        65.00
5.720 ...........................             1           193,803            0.40         193,803           729        44.00
5.845 ...........................             7         3,818,266            7.95         545,467           787        60.93
5.870 ...........................             1           774,974            1.61         774,974           770        47.00
5.970 ...........................            22         8,792,146           18.31         399,643           751        68.81
6.095 ...........................            38        15,092,978           31.44         397,184           754        69.08
6.220 ...........................            25        11,843,165           24.67         473,727           756        62.58
                                             --    --------------           -----     -----------           ---        -----
Total ...........................            97    $   41,527,619           86.50%    $   428,120           757        65.74%
                                             ==    ==============           =====


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.011130903%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                       CLASS A-P CERTIFICATES
                                                           --------------------------------------------------
                                                            0%        100%      250%        400%         500%
                                                           ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................    100%       100%      100%        100%         100%
April 2006.............................................     99         93        81          75           69
April 2007.............................................     97         86        65          56           48
April 2008.............................................     95         79        53          42           33
April 2009.............................................     94         73        42          31           22
April 2010.............................................     92         67        34          23           15
April 2011.............................................     90         62        27          17           11
April 2012.............................................     88         57        22          13            7
April 2013.............................................     85         52        17           9            5
April 2014.............................................     83         48        14           7            3
April 2015.............................................     80         43        11           5            2
April 2016.............................................     78         39         9           4            2
April 2017.............................................     75         36         7           3            1
April 2018.............................................     72         32         5           2            1
April 2019.............................................     68         29         4           1            *
April 2020.............................................     65         26         3           1            *
April 2021.............................................     61         23         3           1            *
April 2022.............................................     57         20         2           1            *
April 2023.............................................     53         17         1           *            *
April 2024.............................................     48         15         1           *            *
April 2025.............................................     43         13         1           *            *
April 2026.............................................     38         10         1           *            *
April 2027.............................................     33          8         *           *            *
April 2028.............................................     27          6         *           *            *
April 2029.............................................     21          5         *           *            *
April 2030.............................................     14          3         *           *            *
April 2031.............................................      7          1         *           *            *
April 2032.............................................      0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........     17.1       10.0       4.6         3.4          2.7


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $42,510,038.56        $6,482,376.94
Weighted average mortgage rate .................         6.3436257908%              6.6661%
Weighted average servicing fee rate.............         0.2800000000%              0.3263%
Weighted average original term to maturity
(months) .......................................                  359                  360
Weighted average remaining term
to maturity (months) ...........................                  323                  327

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%            400%            500%
------------------------------         ----             ----            ----            ----            ----
$929,089......................         1.9%             3.4%            8.0%            10.7%           13.8%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  -----------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -----------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............   159,458    $ 41,799,848       156,842    $ 41,837,077       142,330    $ 38,092,093
Period of Delinquency
  30 to 59 days .................     2,081         485,414         2,147         488,965         1,968         469,058
  60 to 89 days .................       297          66,720           336          72,625           327          75,698
  90 days or more ...............       301          69,148           307          68,860           333          76,136
Foreclosures Pending ............       419         100,940           340          81,219           350          91,964
Total Delinquent Loans ..........     3,098    $    722,221         3,130    $    711,669         2,978    $    712,856
Percent of Loan
    Portfolio ...................     1.943%          1.728%        1.996%          1.701%        2.092%          1.871%

[TABLE CONTINUED]


                                      AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                     BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                      OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                     LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  --------------------------------------------------------------------------------------
Total Loan Portfolio ............   104,754    $ 29,652,506        61,336    $ 19,562,648        51,674    $ 17,633,235
Period of Delinquency
  30 to 59 days .................     1,391         350,118           813         202,438           354         101,882
  60 to 89 days .................       256          59,355           180          37,722            80          18,514
  90 days or more ...............       277          67,047           229          51,671            99          22,840
Foreclosures Pending ............       333          80,326           243          58,402           139          31,349
Total Delinquent Loans ..........     2,257    $    556,846         1,465    $    350,233           672    $    174,585
Percent of Loan
    Portfolio ...................     2.155%          1.878%        2.388%          1.790%        1.300%          0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  -----------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -----------------------------------------------------------------------------------------
                                                                                                      (Dollar Amounts in Thousands)
Total Loan Portfolio ............    31,572    $  5,733,023        29,442    $  5,424,670        26,174    $  4,923,160
Period of Delinquency
  30 to 59 days .................       476          87,173           481          80,450           436          72,245
  60 to 89 days .................        72          13,317            85          14,464            71          13,138
  90 days or more ...............        68          14,146            57          12,443            64          12,292
Foreclosures Pending ............       113          23,846            87          17,435            79          22,361
Total Delinquent Loans ..........       729    $    138,482           710    $    124,791           650    $    120,036
Percent of Loan
    Portfolio ...................     2.309%          2.416%        2.412%          2.300%        2.483%          2.438%

[TABLE CONTINUED[


                                     AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  -------------------------------------------------------------------------------------
                                    BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  -------------------------------------------------------------------------------------
Total Loan Portfolio ............   20,813    $  4,388,764        15,134    $  3,902,833        12,980    $  3,701,651
Period of Delinquency
  30 to 59 days .................      303          56,489           221          45,326            80          18,542
  60 to 89 days .................       62          12,354            38           7,098            21           4,011
  90 days or more ...............       66          16,163            55           9,585            15           2,980
Foreclosures Pending ............       68          14,099            53          11,232            26           5,253
Total Delinquent Loans ..........      499    $     99,105           367    $     73,241           142    $     30,786
Percent of Loan
    Portfolio ...................    2.398%          2.258%        2.425%          1.877%        1.094%          0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                               JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....    $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........               0.088%               0.043%               0.031%               0.047%
Gross Loss ......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................               0.014%               0.040%               0.022%               0.017%
Covered Loss ....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery .................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $     19,562,648     $     17,633,235
Average Portfolio Balance .......    $     23,080,737     $     17,999,485
Foreclosed Loans ................    $          9,435     $          2,109
Liquidated Foreclosed Loans .....    $         28,302     $         16,609
Foreclosed Loans Ratio ..........               0.048%               0.012%
Gross Loss ......................    $          5,331     $          2,922
Gross Loss Ratio ................               0.023%               0.016%
Covered Loss ....................    $          4,219     $          1,648
Net Loss ........................    $          1,112     $          1,274
Net Loss Ratio ..................               0.005%               0.007%
Excess Recovery .................    $             18     $             68





                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......    $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................    $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....    $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........               0.134%               0.051%               0.017%               0.076%
Gross Loss ......................    $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................               0.018%               0.079%               0.032%               0.023%
Covered Loss ....................    $            561     $            895     $          1,202     $            462
Net Loss ........................    $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................               0.009%               0.063%               0.009%               0.013%
Excess Recovery .................    $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $      3,902,833     $      3,701,651
Average Portfolio Balance .......    $      4,082,685     $      3,702,764
Foreclosed Loans ................    $          2,051     $            798
Liquidated Foreclosed Loans .....    $          5,319     $          2,680
Foreclosed Loans Ratio ..........               0.053%               0.022%
Gross Loss ......................    $          1,473     $            581
Gross Loss Ratio ................               0.036%               0.016%
Covered Loss ....................    $            884     $            227
Net Loss ........................    $            589     $            353
Net Loss Ratio ..................               0.014%               0.010%
Excess Recovery .................    $              0     $             15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                               APPENDIX A


                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13(POOL #  4628)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4628
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JYU2             0.00           0.00     6.000000  %          0.00
A-2     76111JYV0    25,000,000.00           0.00     4.000000  %          0.00
A-3     76111JYW8    25,000,000.00           0.00     3.600000  %          0.00
A-4     76111JXY6    48,304,565.00           0.00     6.250000  %          0.00
A-5     76111JYY4   124,333,435.00           0.00     6.250000  %          0.00
A-6     76111JYZ1    46,600,000.00  16,581,323.37     6.250000  %  1,429,437.64
A-7     76111JZA5    31,324,000.00  31,324,000.00     6.250000  %          0.00
A-P     76111JZB3     4,851,743.86   1,439,837.16     0.000000  %     49,788.42
A-V     76111JZC1             0.00           0.00     0.011328  %          0.00
R-I     76111JZD9           100.00           0.00     6.250000  %          0.00
R-II    76111JZE7           100.00           0.00     6.250000  %          0.00
M-1     76111JZF4     4,072,200.00   3,967,184.60     6.250000  %      4,378.49
M-2     76111JZG2     1,409,600.00   1,373,248.71     6.250000  %      1,515.62
M-3     76111JZH0       939,800.00     915,564.09     6.250000  %      1,010.49
B-1     76111JZJ6       469,900.00     457,782.04     6.250000  %        505.24
B-2     76111JZK3       469,900.00     457,782.04     6.250000  %        505.24
B-3     76111JZL1       469,928.03     457,809.35     6.250000  %        505.27

-------------------------------------------------------------------------------
                  313,245,271.89    56,974,531.36                  1,487,646.41
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6        86,361.06  1,515,798.70            0.00       0.00     15,151,885.73
A-7       163,145.83    163,145.83            0.00       0.00     31,324,000.00
A-P             0.00     49,788.42            0.00       0.00      1,390,048.74
A-V           537.85        537.85            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        20,662.42     25,040.91            0.00       0.00      3,962,806.11
M-2         7,152.34      8,667.96            0.00       0.00      1,371,733.09
M-3         4,768.56      5,779.05            0.00       0.00        914,553.60
B-1         2,384.28      2,889.52            0.00       0.00        457,276.80
B-2         2,384.28      2,889.52            0.00       0.00        457,276.80
B-3         2,384.42      2,889.69            0.00       0.00        457,304.08

-------------------------------------------------------------------------------
          289,781.04  1,777,427.45            0.00       0.00     55,486,884.95
===============================================================================















































Run:        04/25/05     17:48:47
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13(POOL #  4628)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4628
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     355.822390   30.674628     1.853242    32.527870   0.000000  325.147762
A-7    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-P     296.766936   10.261964     0.000000    10.261964   0.000000  286.504972
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     974.211629    1.075215     5.074019     6.149234   0.000000  973.136414
M-2     974.211627    1.075213     5.074021     6.149234   0.000000  973.136414
M-3     974.211632    1.075218     5.074016     6.149234   0.000000  973.136414
B-1     974.211622    1.075207     5.074016     6.149223   0.000000  973.136414
B-2     974.211622    1.075207     5.074016     6.149223   0.000000  973.136414
B-3     974.211621    1.075207     5.074011     6.149218   0.000000  973.136414

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:47                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13 (POOL #  4628)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4628
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,899.55
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,139.35

SUBSERVICER ADVANCES THIS MONTH                                        2,993.66
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     485,702.93

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      55,486,884.94

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          134

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,424,689.47

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         86.26197400 %    11.26502500 %    2.41050410 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            85.91239200 %    11.26228803 %    2.53592960 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              638,894.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,953,794.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.39079199
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              327.80

POOL TRADING FACTOR:                                                17.71355865

Run:        04/26/05     11:24:34                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13(POOL #  4628)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4628
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JYU2             0.00           0.00     6.000000  %          0.00
A-2     76111JYV0    25,000,000.00           0.00     4.000000  %          0.00
A-3     76111JYW8    25,000,000.00           0.00     3.600000  %          0.00
A-4     76111JXY6    48,304,565.00           0.00     6.250000  %          0.00
A-5     76111JYY4   124,333,435.00           0.00     6.250000  %          0.00
A-6     76111JYZ1    46,600,000.00  15,151,885.73     6.250000  %  3,888,292.01
A-7     76111JZA5    31,324,000.00  31,324,000.00     6.250000  %          0.00
A-P     76111JZB3     4,851,743.86   1,390,048.74     0.000000  %     59,471.39
A-V     76111JZC1             0.00           0.00     0.011620  %          0.00
R-I     76111JZD9           100.00           0.00     6.250000  %          0.00
R-II    76111JZE7           100.00           0.00     6.250000  %          0.00
M-1     76111JZF4     4,072,200.00   3,962,806.11     6.250000  %      4,213.44
M-2     76111JZG2     1,409,600.00   1,371,733.09     6.250000  %      1,458.49
M-3     76111JZH0       939,800.00     914,553.60     6.250000  %        972.39
B-1     76111JZJ6       469,900.00     457,276.80     6.250000  %        486.20
B-2     76111JZK3       469,900.00     457,276.80     6.250000  %        486.20
B-3     76111JZL1       469,928.03     457,304.08     6.250000  %        486.23

-------------------------------------------------------------------------------
                  313,245,271.89    55,486,884.95                  3,955,866.35
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6        78,916.07  3,967,208.08            0.00       0.00     11,263,593.72
A-7       163,145.83    163,145.83            0.00       0.00     31,324,000.00
A-P             0.00     59,471.39            0.00       0.00      1,330,577.35
A-V           537.28        537.28            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        20,639.62     24,853.06            0.00       0.00      3,958,592.67
M-2         7,144.44      8,602.93            0.00       0.00      1,370,274.60
M-3         4,763.30      5,735.69            0.00       0.00        913,581.21
B-1         2,381.65      2,867.85            0.00       0.00        456,790.60
B-2         2,381.65      2,867.85            0.00       0.00        456,790.60
B-3         2,381.79      2,868.02            0.00       0.00        456,817.85

-------------------------------------------------------------------------------
          282,291.63  4,238,157.98            0.00       0.00     51,531,018.60
===============================================================================















































Run:        04/26/05     11:24:34
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13(POOL #  4628)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4628
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     325.147762   83.439743     1.693478    85.133221   0.000000  241.708020
A-7    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-P     286.504972   12.257735     0.000000    12.257735   0.000000  274.247237
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     973.136415    1.034684     5.068420     6.103104   0.000000  972.101731
M-2     973.136414    1.034684     5.068417     6.103101   0.000000  972.101731
M-3     973.136419    1.034688     5.068419     6.103107   0.000000  972.101731
B-1     973.136419    1.034688     5.068419     6.103107   0.000000  972.101731
B-2     973.136419    1.034688     5.068419     6.103107   0.000000  972.101731
B-3     973.136421    1.034690     5.068414     6.103104   0.000000  972.101730

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13 (POOL #  4628)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4628
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,589.04
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      51,531,018.60

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          125

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,896,735.81

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         85.91239200 %    11.55167800 %    2.47239990 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            84.83509800 %    12.11396289 %    2.72985460 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              638,894.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,953,794.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.38575572
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              326.20

POOL TRADING FACTOR:                                                16.45069319

Run:        04/07/05     11:14:55                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13(POOL #  4628)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4628
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JYU2             0.00           0.00     6.000000  %          0.00
A-2     76111JYV0    25,000,000.00           0.00     4.000000  %          0.00
A-3     76111JYW8    25,000,000.00           0.00     3.600000  %          0.00
A-4     76111JXY6    48,304,565.00           0.00     6.250000  %          0.00
A-5     76111JYY4   124,333,435.00           0.00     6.250000  %          0.00
A-6     76111JYZ1    46,600,000.00  11,263,593.72     6.250000  %  2,467,273.60
A-7     76111JZA5    31,324,000.00  31,324,000.00     6.250000  %          0.00
A-P     76111JZB3     4,851,743.86   1,330,577.35     0.000000  %     62,933.37
A-V     76111JZC1             0.00           0.00     0.011306  %          0.00
R-I     76111JZD9           100.00           0.00     6.250000  %          0.00
R-II    76111JZE7           100.00           0.00     6.250000  %          0.00
M-1     76111JZF4     4,072,200.00   3,958,592.67     6.250000  %      4,365.89
M-2     76111JZG2     1,409,600.00   1,370,274.60     6.250000  %      1,511.26
M-3     76111JZH0       939,800.00     913,581.21     6.250000  %      1,007.58
B-1     76111JZJ6       469,900.00     456,790.60     6.250000  %        503.79
B-2     76111JZK3       469,900.00     456,790.60     6.250000  %        503.79
B-3     76111JZL1       469,928.03     456,817.85     6.250000  %        503.82

-------------------------------------------------------------------------------
                  313,245,271.89    51,531,018.60                  2,538,603.10
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6        58,664.55  2,525,938.15            0.00       0.00      8,796,320.12
A-7       163,145.83    163,145.83            0.00       0.00     31,324,000.00
A-P             0.00     62,933.37            0.00       0.00      1,267,643.98
A-V           485.51        485.51            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        20,617.67     24,983.56            0.00       0.00      3,954,226.78
M-2         7,136.85      8,648.11            0.00       0.00      1,368,763.34
M-3         4,758.24      5,765.82            0.00       0.00        912,573.63
B-1         2,379.12      2,882.91            0.00       0.00        456,286.81
B-2         2,379.12      2,882.91            0.00       0.00        456,286.81
B-3         2,379.26      2,883.08            0.00       0.00        456,314.03

-------------------------------------------------------------------------------
          261,946.15  2,800,549.25            0.00       0.00     48,992,415.50
===============================================================================















































Run:        04/07/05     11:14:55
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13(POOL #  4628)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4628
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     241.708020   52.945785     1.258896    54.204681   0.000000  188.762234
A-7    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-P     274.247237   12.971289     0.000000    12.971289   0.000000  261.275948
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     972.101731    1.072121     5.063030     6.135151   0.000000  971.029610
M-2     972.101730    1.072120     5.063032     6.135152   0.000000  971.029610
M-3     972.101732    1.072122     5.063035     6.135157   0.000000  971.029610
B-1     972.101732    1.072122     5.063035     6.135157   0.000000  971.029610
B-2     972.101732    1.072122     5.063035     6.135157   0.000000  971.029610
B-3     972.101731    1.072122     5.063031     6.135153   0.000000  971.029610

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:55                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13 (POOL #  4628)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4628
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,629.67
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         0.00

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      48,992,415.50

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          119

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,481,680.16

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         84.83509800 %    12.43504700 %    2.65936730 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            84.06602900 %    12.72761036 %    2.86829590 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              638,894.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,953,794.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.38628967
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              323.60

POOL TRADING FACTOR:                                                15.64027294

Run:        04/25/05     11:59:49                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13(POOL #  4628)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4628
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JYU2             0.00           0.00     6.000000  %          0.00
A-2     76111JYV0    25,000,000.00           0.00     4.000000  %          0.00
A-3     76111JYW8    25,000,000.00           0.00     3.600000  %          0.00
A-4     76111JXY6    48,304,565.00           0.00     6.250000  %          0.00
A-5     76111JYY4   124,333,435.00           0.00     6.250000  %          0.00
A-6     76111JYZ1    46,600,000.00   8,796,320.12     6.250000  %  1,013,161.86
A-7     76111JZA5    31,324,000.00  31,324,000.00     6.250000  %          0.00
A-P     76111JZB3     4,851,743.86   1,267,643.98     0.000000  %     18,780.16
A-V     76111JZC1             0.00           0.00     0.011879  %          0.00
R-I     76111JZD9           100.00           0.00     6.250000  %          0.00
R-II    76111JZE7           100.00           0.00     6.250000  %          0.00
M-1     76111JZF4     4,072,200.00   3,954,226.78     6.250000  %      4,653.76
M-2     76111JZG2     1,409,600.00   1,368,763.34     6.250000  %      1,610.91
M-3     76111JZH0       939,800.00     912,573.63     6.250000  %      1,074.02
B-1     76111JZJ6       469,900.00     456,286.81     6.250000  %        537.00
B-2     76111JZK3       469,900.00     456,286.81     6.250000  %        537.00
B-3     76111JZL1       469,928.03     456,314.03     6.250000  %        537.04

-------------------------------------------------------------------------------
                  313,245,271.89    48,992,415.50                  1,040,891.75
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3             0.00          0.00            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6        45,814.17  1,058,976.03            0.00       0.00      7,783,158.26
A-7       163,145.83    163,145.83            0.00       0.00     31,324,000.00
A-P             0.00     18,780.16            0.00       0.00      1,248,863.82
A-V           484.97        484.97            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        20,594.93     25,248.69            0.00       0.00      3,949,573.02
M-2         7,128.98      8,739.89            0.00       0.00      1,367,152.43
M-3         4,752.99      5,827.01            0.00       0.00        911,499.61
B-1         2,376.49      2,913.49            0.00       0.00        455,749.81
B-2         2,376.49      2,913.49            0.00       0.00        455,749.81
B-3         2,376.64      2,913.68            0.00       0.00        455,776.99

-------------------------------------------------------------------------------
          249,051.49  1,289,943.24            0.00       0.00     47,951,523.75
===============================================================================















































Run:        04/25/05     11:59:49
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13(POOL #  4628)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4628
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     188.762234   21.741671     0.983137    22.724808   0.000000  167.020563
A-7    1000.000000    0.000000     5.208333     5.208333   0.000000 1000.000000
A-P     261.275949    3.870806     0.000000     3.870806   0.000000  257.405142
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     971.029611    1.142812     5.057446     6.200258   0.000000  969.886799
M-2     971.029613    1.142814     5.057449     6.200263   0.000000  969.886799
M-3     971.029606    1.142807     5.057448     6.200255   0.000000  969.886799
B-1     971.029617    1.142818     5.057438     6.200256   0.000000  969.886799
B-2     971.029617    1.142818     5.057438     6.200256   0.000000  969.886799
B-3     971.029612    1.142813     5.057455     6.200268   0.000000  969.886798

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:49                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S13 (POOL #  4628)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4628
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       10,156.62
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                       295.84

SUBSERVICER ADVANCES THIS MONTH                                        2,031.13
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     321,448.69

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      47,951,523.75

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          116

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      983,137.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         84.06602900 %    13.06567500 %    2.79408080 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            83.73646900 %    12.98858635 %    2.92762040 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              638,894.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,953,794.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.38559660
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              322.30

POOL TRADING FACTOR:                                                15.30798006